Exhibit 8

                     List of Subsidiaries of the Registrant
                     --------------------------------------

         The table below lists the Registrant subsidiaries. Unless otherwise indicated, the Registrant, or one of its subsidiaries, own 100% of the outstanding capital stock of the subsidiary.

        Name of Subsidiary                             Country of Incorporation
        ------------------                             ------------------------
        Senstar-Stellar Corporation                    Canada
        Magal Senstar Inc.                             United States (Delaware)
        Senstar GmbH                                   Germany
        Kobb Inc.                                      United States (Delaware)
        Magal B.V.                                     The Netherlands
        Senstar-Stellar Latin America S.A. de C.V.     Mexico
        Senstar-Stellar Limited                        United Kingdom
        Smart Interactive Systems, Inc.                United States (Delaware)
        E.S.E. Ltd.                                    Israel
        Magal Security Sisteme S.R.L                   Romania